UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K

                                 Current Report

                        Pursuant to Section 13 or 15 (d)

                     of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 5, 1998 (April 29, 1998)


                            HOMESTAKE MINING COMPANY
             (Exact name of Registrant as specified in its charter)




    Delaware                    1-8736                    94-2934609
   (State or other             (Commission             (I.R.S.  Employer
   jurisdiction of              File Number)            Identification Number)
   incorporation)



         650 California Street, San Francisco, California         94108-2788
             (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (415) 981-8150
                                                      http://www.homestake.com

Item 5.    Other Items


   1.     Offer to acquire minority interests in Prime Resources Group Inc.

          On May 25, 1998 the Registrant announced that it had proposed to the Board of Directors of Prime Resources Group Inc. ("Prime"), the acquisition by Homestake of the 49.4% of Prime held by the public and not already owned by Homestake. Under the terms of the offer, Prime shareholders would receive 0.675 Homestake common shares or 0.675 Homestake Canada Inc. ("HCI") exchangeable shares for each Prime share held by them. Each HCI exchangeable share would have dividend and voting rights equivalent to those of one Homestake common share and would be exchangeable for one Homestake common share at any time at the option of the holder.

          A copy of the  Registrant's  May 25, 1998 news  release is attached as
          Exhibit 99.2.

   2.     Acquisition of Plutonic Resources Limited

          As previously reported on the Registrant's Form 8-K filed on May 12, 1998, on April 30, 1998 Registrant consummated the acquisition of Plutonic Resources Limited ("Plutonic"), a publicly-traded Australian gold producer, by an exchange of common stock for common stock.

          Shareholders of Registrant voted on and approved the acquisition of Plutonic at a Special Meeting of Shareholders held on April 29, 1998. Shareholder votes were as follows:

          Votes For              Votes Against              Abstentions
          ---------              -------------              -----------
          79,505,401                1,040,836                  603,751

          Registrant issued 64,355,692 common shares, including 63,852,400 shares for all Plutonic fully-paid ordinary shares outstanding, and 503,292 for the Plutonic partly-paid shares and options outstanding. As of close of business on June 5, 1998, there were 211,155,489 Homestake common shares outstanding.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

7(c)      Exhibits

          99.2 News Release, dated May 25, 1998 announcing the Registrant's offer to acquire the Prime Resources Group Inc. minority interests.

                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   June 5, 1998



                                               HOMESTAKE MINING COMPANY
                                                    (Registrant)



                                            By:  /s/ David W. Peat
                                                 -----------------
                                                 David W. Peat
                                                 Vice President and Controller